Exhibit 10.2

First Amendment to Lease

This First Amendment to Lease (this “Amendment”) is by and between PDM 900 Unit, LLC, a Delaware limited liability company (“Landlord”), and Alkermes, Inc., a Pennsylvania corporation (“Tenant”), and is executed as of this 21st day of June, 2018.

WHEREAS, Landlord and Tenant are parties to a certain Lease dated as of March 23, 2018 (the “Lease”) with respect to certain premises (the “Premises”) to be located at 900 Winter Street, Waltham, Massachusetts upon completion; and

WHEREAS, pursuant to Section 2.02 of the Work Letter attached to the Lease, Tenant timely elected to receive an additional allowance of $16,500,000.00 in connection with the performance of the Finish Work and the Lease contemplates that the parties will memorialize such election by entering into an amendment to Lease.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Undefined Terms.  All capitalized terms used herein and not herein defined shall have the meanings set forth in the Lease.

2.     Supplemental Allowance.  Landlord and Tenant acknowledge that Tenant is entitled to an additional amount of up to $16,500,000.00 (as defined in Section 2.02 of the Work Letter, the “Supplemental Allowance”) to be utilized on the terms and conditions set forth in the Lease with respect to the Finish Work Allowance, except that (a) the Supplemental Allowance shall be disbursed pari passu with any available amounts of Finish Work Allowance (e.g., $75 of each $145 drawn shall be attributed to the Supplemental Allowance), and (b) in no event shall Tenant have the right to apply any unused Supplemental Allowance against Rent payments.

3.     Supplemental Rent.  Tenant shall pay, as Supplemental Rent, on the first calendar day of each month commencing on the Rent Commencement Date and continuing thereafter during the remainder of the initial term of the Lease with Tenant’s regular payments of Base Rent, in the manner and at the location specified in the Lease, the amounts set forth below:

Period	Annual Supplemental Rent	Monthly Supplemental Rent
Lease Year 1	$1,879,660.08	$156,638.34
Lease Year 2	$1,879,660.08	$156,638.34
Lease Year 3	$1,879,660.08	$156,638.34
Lease Year 4	$1,879,660.08	$156,638.34
Lease Year 5	$1,879,660.08	$156,638.34
Lease Year 6	$1,879,660.08	$156,638.34
Lease Year 7	$1,879,660.08	$156,638.34
Lease Year 8	$1,879,660.08	$156,638.34
Lease Year 9	$1,879,660.08	$156,638.34
Lease Year 10	$1,879,660.08	$156,638.34

Lease Year 11	$1,879,660.08	$156,638.34
Lease Year 12	$1,879,660.08	$156,638.34
Lease Year 13	$1,879,660.08	$156,638.34
Lease Year 14	$1,879,660.08	$156,638.34
Lease Year 15	$1,879,660.08	$156,638.34

Notwithstanding anything to the contrary contained herein, so long as no Event of Default is then continuing, Tenant shall have the right to terminate its obligation to pay Supplemental Rent effective as of a date (the “Supplemental Allowance Termination Date”) during the first three Lease Years that is designated in a written notice from Tenant to Landlord given at least three months’ in advance, accompanied by a payment in an amount equal to the payment necessary to prepay on the Supplemental Allowance Termination Date (the “Supplemental Allowance Prepayment Amount”) the balance of a hypothetical loan made on the Rent Commencement Date with principal equal to the entire Supplemental Allowance and interest accruing at the rate of 8% per annum, amortizing in equal monthly installments over the initial term of the Lease. An example of the Supplemental Allowance Termination Date payment calculation is attached to the Lease as Attachment 5. Nothing in this paragraph shall be deemed to relieve Tenant of its obligation to pay Supplemental Rent due and owing through the Supplemental Allowance Termination Date in accordance with the Lease.

4.     Letter of Credit.  The parties acknowledge, that, as of the date hereof, the Letter of Credit Amount referenced in Section 2.05 of the Lease is $5,588,135.07, reflecting an increase in the amount of $1,096,468.38 (i.e., seven months’ of Supplemental Rent).

5.     Acknowledgments.

(a)     Landlord acknowledges that Tenant timely elected the three Base Building Work Modifications described as items 1-3 on Attachment 2 to Exhibit 7.02 to the Lease, and Tenant acknowledges that Landlord has included items 1 and 2 in the Base Building Work Plans as reflected in the construction documents for the Base Building work listed in Bulletin 1, a copy of which was provided to Tenant, and which Tenant acknowledges have been approved (to the extent any such approval is required pursuant to the Work Letter) and commented on by Tenant.

(b)     Landlord and Tenant acknowledge and agree that, in lieu of Tenant’s right to have Landlord perform item 3 of Attachment 2 to Exhibit 7.02 to the Lease, notwithstanding Tenant’s timely election as set forth in the immediately preceding paragraph, the Finish Work Allowance is hereby increased by $450,000 to $15,850,000.00 and Tenant shall have no further right to any Finish Work Allowance increase on account of item 3. Nothing in this Section 5 shall be deemed to be a waiver of Tenant’s further rights to request Base Building Work changes in accordance with the terms of Exhibit 7.02 to the Lease.  Notwithstanding the increase to the Finish Work Allowance in this subsection (b), the pari passu distribution of the Supplemental Allowance and the Finish Work Allowance shall remain as provided in the second paragraph of Section 2.02(a) of Exhibit 7.02 to the Lease (i.e., $75 of each $145 drawn shall be attributed to the Supplemental Allowance).

(c)     Tenant acknowledges that, if required by the City of Waltham, the Base Building Work may include the Pedestrian Bridge, subject to the terms of Section 1.01 of the Lease and subject to the terms and conditions applicable to the Pedestrian Bridge under Section 20.11 of the Lease, as a Permitted Base Building Work Change.

(d)     Landlord and Tenant acknowledge and agree that the Lease is hereby amended by deleting all references therein to “Tenant Improvement Allowance”, including, without limitations, the references in Sections 10.01(F) and 26.01, and replacing the same with the term “Finish Work Allowance”.

(e)     Landlord and Tenant acknowledge and agree that as of the date hereof there has been no Tenant Delay or Landlord Delay as provided in Section 2.11 of Exhibit 7.02 to the Lease.

6.     Updated Exhibits and Attachments.

(a)     Exhibit 1.02 to the Lease is hereby deleted and Replacement Exhibit 1.02, attached, is hereby inserted in its place.

(b)     Attachment 4 to the Work Letter is hereby deleted and Replacement Attachment 4, attached, is hereby inserted in its place.

7.     Authority.

(a)     Tenant warrants and represents that (i) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (ii)  Tenant has duly executed and delivered this Amendment; (iii) the execution, delivery and performance by Tenant of this Amendment (1) are within the powers of Tenant, (2) have been duly authorized by all requisite action, (3) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (4) will not result in the imposition of any lien or charge on any of Tenant’s property, except by the provisions of this Amendment; and (d) this Amendment is a valid and binding obligation of Tenant in accordance with its terms.  This warranty and representation shall survive the termination of the Lease.

(b)     Landlord warrants and represents that (i) Landlord is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (ii)  Landlord has duly executed and delivered this Amendment; (iii) the execution, delivery and performance by Landlord of this Amendment (1) are within the powers of Landlord, (2) have been duly authorized on behalf of Landlord by all requisite action and (3) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Landlord is a party or by which it or any of its property is bound; and (4) this Amendment is a valid and binding obligation of Landlord in accordance with its terms.  This warranty and representation shall survive the termination of the Lease.

8.     Brokerage.  Landlord and Tenant each represent and warrant that they have not directly or indirectly dealt with any broker with respect to entering into this Amendment.

9.     Ratification.  Except as hereby amended, the Lease shall remain in full force and effect, is hereby ratified and confirmed, and remains unchanged.

10.     Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the state in which the Premises are located.

11.     Counterparts.  This Amendment may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument.    Facsimile signatures or electronically scanned and delivered signatures shall be considered original signatures for the purpose of execution and enforcement of the rights delineated in this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first noted above.

PDM 900 Unit, LLC

By:
Name:
Title:

ALKERMES, INC.

By:
Name:
Title:

By:
Name:
Title:

Alkermes PLC a company registered under the laws of Ireland (“Guarantor”) has executed this Amendment to confirm that the Guaranty given by it dated March 23, 2018 remains in full force and effect and is applicable to all of Tenant’s obligations under the Lease as modified herein, subject to the terms and limitation set forth in the Guaranty.

GUARANTOR:

ALKERMES, PLC

By:
Name:
Title:

Replacement Exhibit 1.02

EXHIBIT 1.02 - EXTERIOR INSTALLATION AREA
EXTERIOR INSTALLATION AREA

Replacement Attachment 4

Conceptual Schedule to the Work Letter with Notes for Discussion 6/14/2018

Tenant Submission Deadlines  Notes

Fit Plan and Details  Completed

Tenant Base Building Work Modification Notice  Received  One week after L.E., (garage footprint & façade, 1st fl height)

Allowance Increase Notice Date  Received 30 Days after LE

Schematic Design Drawings and Specifications  Received

Design Development Drawings and Specifications  September 1, 2018

Early Release/Long Lead Procurement Package  October 15, 2018  Enabling purchases/shops, 45 days after DD set received

Building Permit Plans  October 15, 2018  BP set only, not the enabling document

Construction Documents  December 1, 2018  Enabling Documents

Landlord Work Deadlines  Notes

Trade Bidders Matrix Agreement  October 22, 2018  30 days after second LL supplied budget

Tenant Base Building Work Modifications Permit Receipt Deadline  Received  Apply to City Council first, then bldg. permit

Base Building Building Permit Receipt Deadline  September 30, 2018  Apply for bldg. permit after City Council.

Landlord Notifications of Finish Work Estimated Cost (SD Set)  Complete  21 days after submission of SD by Tenant

Landlord Notification of Finish Work Estimated Cost (DD Set)  September 22, 2018  21 days after submission of DD by tenant

Landlord Notification of Finish Work Cost – GMP (CD Set)  December 31, 2018  30 Days after submission of CD by Tenant

Landlord Work Ready for FF&E Start Date   September 1, 2019

Landlord Work Submission Complete   January 20, 2020